FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment") is entered into by and among PEET'S OPERATING COMPANY, INC. (formerly known as Peet's Coffee and Tea, Inc.) ("Borrower"), PEET'S TRADEMARK COMPANY, and PEET'S COFFEE & TEA, INC. (formerly known as Peet's Companies, Inc.), each a Washington corporation (each a "Credit Party" and collectively, the "Credit Parties"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender"), as of April 23, 2002, with reference to the following facts:

                                    RECITALS

     A. Pursuant to that certain Credit Agreement dated as of September 1, 2000, as amended by that certain First Amendment to Credit Agreement dated as of January 19, 2001, that certain Second Amendment to Credit Agreement dated as of June 29, 2001, and that certain Third Amendment to Credit Agreement dated as of March 1, 2002, each by and among Credit Parties and Lender (as the same may have been further amended, supplemented, or otherwise modified from time to time prior to the date of this Fourth Amendment, the "Credit Agreement"), Lender agreed to provide certain financial accommodations to or for the benefit of Borrower and the other Credit Parties upon the terms and conditions contained therein. Unless otherwise defined in this Fourth Amendment, (i) capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied as defined or established therein, and (ii) references to Sections, Schedules, and Annexes shall refer, respectively, to Sections, Schedules, and Annexes of the Credit Agreement.

     B. The Credit Parties have advised Lender that they propose to enter into certain transactions described in a registration statement on Form S-3 (File No. 333-85082), filed with the Securities and Exchange Commission ("SEC") on or about March 27, 2002, as amended on April 3, 2002, and further amended on April 15, 2002 and a registration statement on Form S-3 (File No. 333-86586) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (collectively, the "Registration Statement"), relating to the offer of (i) Holdings to sell up to 3,137,500 shares of its common Stock through a Public Offering (including 487,500 shares of its common Stock subject to the underwriter's over-allotment option), (ii) Gerald Baldwin to sell up to 550,000 shares of common Stock of Holdings, and (iii) James Reynolds to sell up to 50,000 shares of common Stock of Holdings, in each case, on the terms described in the Registration Statement (collectively, the "Offering"), and have requested that Lender consent thereto. The Credit Parties have further advised Lender that the effective date of the Offering is anticipated to occur on or about April 18, 2002, and the closing date of the Offering is anticipated to occur on April 24, 2002 (the "Closing Offering Date").

     C. Pursuant to the Credit Agreement, Credit Parties have agreed that they shall not take certain actions described in the Registration Statement, and certain related actions in connection with the Offering, without the prior written consent of Lender. Credit Parties have requested the consent of Lender to such actions, and Lender has agreed to such request on the terms and conditions set forth in this Fourth Amendment. In addition, Credit Parties have requested certain modifications to the Credit Agreement, and Lender has agreed to such request on the terms and conditions set forth in this Fourth Amendment.

     NOW, THEREFORE, in consideration of Credit Parties' performance of their promises and obligations hereunder, the continued performance by Credit Parties of their promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Credit Parties and Lender hereby agree as follows:

                                    AGREEMENT

1.  Amendments. The Credit Agreement is hereby amended as follows:

     1.1 Clause (d) of Section 6.2 is hereby amended by deleting the reference to "$35,000,000" contained therein and substituting "$45,000,000" in lieu thereof.

1.2 The definition of "Change of Control" in Annex A to the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act,) of 25% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower; or (d) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

     1.3 Disclosure Schedule 3.7 is hereby amended to add the information set forth on the addendum set forth on Exhibit A hereto.

2. Lender's Consent to Certain Transactions. Notwithstanding any contrary term or provision set forth in the Credit Agreement (including, without limitation, Sections 6.5 and 8.1(l) or any other Loan Document, Lender hereby consents to
(a) the issuance of Stock by Holdings and the transfers of Stock of Holdings by Gerald Baldwin and James Reynolds, and the payment of related and underwriting and marketing fees and expenses to be effected pursuant to the terms of the Offering ("Offering Stock Transfer"), and (b) Credit Parties' filing, execution, and delivery, as applicable, of the Registration Statement, and agrees that the foregoing shall not constitute a breach of the Credit Agreement or any other Loan Document, subject to the following terms and conditions:

     2.1 on or before the Closing Offering Date, the Credit Parties shall have delivered to Lender true and correct copies of the Registration Statement, including all exhibits thereto filed with SEC and any additional amendments filed thereto, together with evidence that such Registration Statement has been duly approved by the boards of directors or holders of Stock of Holdings, as applicable, with the intent of adopting or otherwise giving effect to such documents on or about the effective date of the Offering;

     2.2 immediately upon any Credit Party's receipt of any initial proceeds of the Offering, and on any Business Day thereafter on which any Credit Party has received further proceeds of the Offering, Credit Parties shall report to Lender in writing as to the receipt and proposed disposition of such proceeds;

     2.3 Credit Parties and Lender shall apply all proceeds of the Offering, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, as set forth in the Credit Agreement, including, without limitation, Sections 1.3(b)(iii)(A) and 1.3(b)(iv) thereof, and to the extent proceeds of the Offering are not applied to the Loans, the Credit Parties may expend such proceeds pursuant to and subject to the limitations set forth in the Credit Agreement;

     2.4 within thirty days of the date on which any Credit Party receives any initial proceeds of the Offering, and on the first Business Day of each Fiscal Quarter thereafter, Credit Parties shall deliver to Lender an addendum to Disclosure Schedule (3.8) setting forth updated information concerning the Stock of Holdings held at such time by the Persons constituting, as of the date of the Offering Stock Transfers or such later date as is reflected in such addendum, each of the directors, executive officers, and 5% shareholders of Holdings, as each such term is used in the description of "Principal and Selling Shareholders" set forth in the Registration Statement; and

     2.5 after giving effect to this Fourth Amendment, no Default or an Event of Default shall have occurred and be continuing.

3. Effectiveness. This Fourth Amendment shall be effective as of April 24, 2002, upon Lender's receipt of an original of this Fourth Amendment duly executed by the Credit Parties and Lender.

4. Representations and Warranties. Each Credit Party hereby represents and warrants that (a) as of the date of this Fourth Amendment, it has no Commercial Tort Claims, (b) at all times from the Closing Date through and until the date of this Fourth Amendment WBG has remained inactive and (c) the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, after giving effect to this Fourth Amendment, shall remain true and correct in all material respects as of the date hereof and thereof, except to the extent that a particular representation or warranty by its terms expressly applies only to an earlier date. The Credit Agreement and the other Loan Documents, as modified and amended by this Fourth Amendment, constitute legal, valid and binding obligations of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms.

5. Ratification. Except as specifically modified by this Fourth Amendment, the parties acknowledge that the Credit Agreement shall remain binding upon Credit Parties and Lender and all provisions of the Credit Agreement shall remain in full force and effect. Credit Parties expressly ratify and affirm their respective obligations to Lender under the Credit Agreement and the other Loan Documents.

6.  Miscellaneous.

     6.1 Entire Agreement; Amendment. This Fourth Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Fourth Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof or thereof. No amendment, modification, or waiver of any of the provisions of this Fourth Amendment shall be valid or enforceable unless set forth in a writing signed by Credit Parties and Lender.

     6.2 Recitals. The recitals set forth at the beginning of this Fourth Amendment are true and correct, and such recitals are incorporated into and are a part of this Fourth Amendment.

     6.3 Headings. Section headings used herein are for convenience of reference only, are not part of this Fourth Amendment, and are not to be taken into consideration in interpreting this Fourth Amendment.

     6.4 Counterparts. This Fourth Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Fourth Amendment. Any party delivering this Fourth Amendment by facsimile shall send the original manually executed counterpart of this Fourth Amendment to the other party promptly after such facsimile transmission.

     6.5 GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

     6.6 No Waiver. Except as specifically set forth in this Fourth Amendment, the execution, delivery and effectiveness of this Fourth Amendment shall not (a) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy by Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or any other Loan Document, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     6.7 Conflict of Terms. In the event of any inconsistency between the provisions of this Fourth Amendment and any provision of the Credit Agreement, the terms and provisions of this Fourth Amendment shall govern and control.

[Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, this Fourth Amendment to Credit Agreement has been duly executed as of the date first written above.

                              "Credit Parties"

                              PEET'S COFFEE & TEA, INC.

                              By: /s/ Mark N. Rudolph
                              Name: Mark N. Rudolph
                              Title: CFO

                              PEET'S OPERATING COMPANY, INC.

                              By: /s/ Mark N. Rudolph
                              Name: Mark N. Rudolph
                              Title: CFO

                              PEET'S TRADEMARK COMPANY

                              By: /s/ Mark N. Rudolph
                              Name: Mark N. Rudolph
                              Title: CFO

                              "Lender"

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION

                              By: /s/ Todd Gronski
                              Name: Todd Gronski
                              Duly Authorized Signatory

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                                    Exhibit A

            Addendum to Disclosure Schedule (3.7) to Credit Agreement

                                  See Attached

                       Addendum to Disclosure Schedule 3.7

The following stock plans shall be added to Disclosure Schedule 3.7:

2000 Equity Incentive Plan
2000 Non-Employee Director Plan
2000 Employee Stock Purchase Plan

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